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                                                                  Exhibit 99.17A


          VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS


         . Please fold and detach card at perforation before mailing .

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
EMERGING MARKETS PORTFOLIO
MEETING: NOVEMBER 22, 2000 AT __ [A.M./P.M.]  PROXY SOLICITED BY THE BOARD OF DIRECTORS
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     The undersigned holder of shares of Emerging Markets Portfolio (the
"Acquired Fund"), a series of Smith Barney World Funds, Inc. ("World Funds"), hereby appoints Heath B. McLendon, Christina T. Sydor, and Barbara J. Allen
attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at,
7 World Trade Center, New York, New York 10048 at _:__ [A.M./P.M.], and any
adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated October
__, 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                   PLEASE SIGN, DATE AND RETURN PROMPTLY
                                      IN THE ENCLOSED ENVELOPE


                                   Date:____________________________________

                                   Note: Please sign exactly as your name
                                   appears on this Proxy. If joint owners,
                                   EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                                   _________________________________________


                                   _________________________________________
                                   Signature(s) Title(s), if applicable
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         . Please fold and detach card at perforation before mailing .

     Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

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
                                                                   FOR  AGAINST  ABSTAIN
                                                                   [_]    [_]      [_]
1.    To approve the Agreement and Plan of Reorganization
     providing for (i) the acquisition of all of the
     assets of the Acquired Fund in exchange for shares of
     the corresponding class of ____________ Fund (the "Acquiring
     Fund"), a series of Smith Barney Investment Series
     ("Investment Series"), and the assumption by the Acquiring
     Fund of all of the stated liabilities of the Acquired Fund,
     (ii) the distribution to shareholders of the Acquired Fund of such shares of the Acquiring Fund in liquidation of the
     Acquired Fund and the cancellation of the Acquired Fund's
     outstanding shares and (iii) the subsequent termination of the Acquired Fund as a series of World Funds

2.    To transact any other business which may properly come
     before the Meeting or any adjournment thereof.
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    NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.
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